As filed with the Securities and Exchange Commission on May 3, 2019
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-1677033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor Tempe, Arizona 85281
(Address of principal executive offices)

2013 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
(Full title of the plan)

Robert A. Lento President, Chief Executive Officer and Director Limelight Networks, Inc. 222 South Mill Avenue, 8th Floor Tempe, Arizona 85281 (602) 850-5000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Mitzi Chang Goodwin Procter LLP 3 Embarcadero Center, 28th Floor San Francisco, CA 94111 (415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under the 2013 Employee Stock Purchase Plan, as amended	5,000,000	$2.50	$12,500,000(2)	$1,515.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Registrant's 2013 Employee Stock Purchase Plan, as amended, by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the Registrant's receipt of consideration.

(2)
Estimated in accordance with Rule 457(h) and (c) solely for the purpose of calculating the registration fee on the basis of 85% of $2.94, the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on April 26, 2019. Pursuant to the 2013 Employee Stock Purchase Plan, as amended, the purchase price of a share of the Registrant’s Common Stock reserved for issuance thereunder will be an amount equal to 85% of the lower of the fair market value per share of the Registrant’s Common Stock on the first trading day of the offering period or on the exercise date.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement registers additional shares of Common Stock of Limelight Networks, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2013 Employee Stock Purchase Plan, as amended. Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 12, 2013 (File No. 333-190572) are incorporated by reference in this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
The following documents, which have been filed by the Registrant with the Commission, are hereby incorporated by reference in this Registration Statement on Form S-8 (the “Registration Statement”) (other than portions of these documents that are furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”), as filed with the Commission on February 1, 2019;

(b)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report; and

(c)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33508), as filed with the Commission on May 30, 2007 pursuant to Section 12(b) of the Exchange Act and as declared effective on June 7, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description
4.1*	Specimen Common Stock certificate of the Registrant.
5.1	Opinion of Goodwin Procter LLP.
10.1	Amendment No. 1 to the 2013 Employee Stock Purchase Plan.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S‑1, as amended (Registration No. 333-141516), as declared effective on June 7, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 3rd day of May 2019.

LIMELIGHT NETWORKS, INC.

By: /s/ Robert A. Lento
Robert A. Lento
President, Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Lento and Sajid Malhotra, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert A. Lento Robert A. Lento	President, Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2019
/s/ Sajid Malhotra Sajid Malhotra	Chief Financial Officer (Principal Financial Officer)	May 3, 2019
/s/ Daniel R. Boncel Daniel R. Boncel	Vice President, Finance (Principal Accounting Officer)	May 3, 2019
/s/ Walter D. Amaral Walter D. Amaral	Non-Executive Chairman of the Board and Director	May 3, 2019
/s/ Doug Bewsher Doug Bewsher	Director	May 3, 2019
/s/ Marc DeBevoise Marc DeBevoise	Director	May 3, 2019
/s/ Jeffrey T. Fisher Jeffrey T. Fisher	Director	May 3, 2019
/s/ Scott Genereux Scott Genereux	Director	May 3, 2019
/s/ Patricia Parra Hadden Patricia Parra Hadden	Director	May 3, 2019
/s/ David C. Peterschmidt David C. Peterschmidt	Director	May 3, 2019

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	Specimen Common Stock certificate of the Registrant.
5.1	Opinion of Goodwin Procter LLP.
10.1	Amendment No. 1 to the 2013 Employee Stock Purchase Plan.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S‑1, as amended (Registration No. 333-141516), as declared effective on June 7, 2007.

Exhibit 5.1
May 3, 2019
Limelight Networks, Inc.
222 South Mill Avenue, 8th Floor
Tempe, Arizona 85281

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to an aggregate of 5,000,000 shares (the “Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of Limelight Networks, Inc., a Delaware corporation (the “Company”), that may be issued pursuant to the Company’s 2013 Employee Stock Purchase Plan, as amended (the “Plan”).
We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.
The opinion set forth below is limited to the Delaware General Corporation Law.
For purposes of the opinion set forth below, we have assumed that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the number of then unissued Shares.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

GOODWIN PROCTER LLP

/s/ GOODWIN PROCTER LLP

Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Employee Stock Purchase Plan, As Amended, of Limelight Networks, Inc. of our reports dated January 31, 2019, with respect to the consolidated financial statements and schedule of Limelight Networks, Inc., and the effectiveness of internal control over financial reporting of Limelight Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Phoenix, Arizona
May 3, 2019